Exhibit 10.56

FIFTH AMENDMENT AGREEMENT

FIFTH AMENDMENT AGREEMENT (this “Agreement”) dated as of May 28, 2008, by and among United Natural Foods, Inc., United Natural Foods West, Inc., United Natural Trading Co., Distribution Holdings, Inc., Springfield Development, LLC, and Millbrook Distribution Services Inc. (collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lenders currently party to the Loan Agreement (the “Lenders”), and Bank of America, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, and the Documentation Agent, Syndication Agent and Arranger identified therein entered into a certain Amended and Restated Loan and Security Agreement dated April 30, 2004, as amended by a First Amendment dated as of December 30, 2004, a Second Amendment dated as of January 31, 2006, a Third Amendment dated as of November 2, 2007 and a Fourth Amendment dated as of November 27, 2007 (as amended, the “Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders waive a certain Event of Default which exists under the Loan Agreement and amend certain provisions of the Loan Agreement; and

WHEREAS, the Lenders are willing to waive such Event of Default and agree to the amendments set forth herein, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.          Definitions.  Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement, as amended hereby.

§2.          Representations and Warranties; Acknowledgment.  The Borrowers hereby represent and warrant to the Lenders as follows:

(a)           Each of the Borrowers has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder.  This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Borrowers and do not contravene any law, rule or regulation applicable to any Borrower or any of the terms of any other indenture, agreement or undertaking to which any Borrower is a party.  The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Borrowers is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against any such Borrower in accordance with their respective terms.

(b)           After giving effect to the transactions contemplated by this Agreement, all the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

(c)           After giving effect to the transactions contemplated by this Agreement, no Event of Default under and as defined in any of the Loan Documents has occurred and is continuing on the date hereof.

§3.          Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

3.1.         Amendments to Appendix A.

(a)           The following definition in Appendix A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

EBITDA - with respect to any fiscal period of Borrowers, the sum of Borrowers’ Consolidated net earnings (or loss) before interest expense, taxes, depreciation and amortization for said period as determined in accordance with GAAP, plus, for purposes of calculating the Fixed Charge Coverage Ratio only, to the extent deducted in calculating Consolidated net earnings, non-cash share based compensation expense for such period.

(b)           The definition of Applicable Base Rate Margin; Applicable LIBOR Margin in Appendix A of the Loan Agreement is hereby amended by adding the following to the end of such definition:

provided that from June 1, 2008 to the date on which the Administrative Agent receives the audited financial statements of the Borrowers and their Subsidiaries for the fiscal year ended July 31, 2008 together with a Compliance Certificate pursuant to Section 9.1.3 for such period evidencing compliance with the financial covenants set forth in Section 9.3, the Applicable LIBOR Margin shall be one percent (1.00%) and the Applicable Base Rate Margin shall be one quarter of one percent (0.25%).

3.2.         Amendment to Section 3.3.1.

Section 3.3.1 of the Loan Agreement is hereby amended by deleting “Sale,” from the title of such Section.

§4.          Ratification, etc.  All of the obligations and liabilities to the Lenders and the Administrative Agent as evidenced by or otherwise arising under the Loan Agreement, the Notes and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Borrower’s execution of this Agreement, such

Borrower represents and warrants that neither it nor any of its Subsidiaries has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.  This Agreement and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Agreement.

§5.          Waiver.  Subject to the satisfaction of the conditions set forth herein, the Lenders waive the Event of Default that has occurred under the Loan Agreement as a result of the Borrowers’ failure on or before the date hereof to comply with that section of the Loan Agreement set forth on Schedule 1 attached hereto.  The waiver set forth in this Section 5 shall be effective only for the Event of Default contained in the Loan Agreement as specified in Schedule 1 which occurred on or before the date hereof and such waiver shall not entitle the Borrowers to any future waiver in similar or other circumstances.  Without limiting the foregoing, upon the occurrence and during the continuation of an Event of Default not set forth in Schedule 1, subject to the provisions of the Loan Agreement, the Lenders shall be free in their sole and absolute discretion to accelerate the payment in full of the Obligations, and may, if the Lenders so elect, proceed to enforce any or all of their rights under or in respect of the Loan Agreement and the other Loan Documents and applicable law. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lenders’ rights and remedies arising under the Loan Agreement or the other Loan Documents, and no Lender shall be deemed to have waived any or all of its remedies with respect to any Event of Default (other than the Event of Default described on Schedule 1 attached hereto, and then only to the extent set forth therein) or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Borrowers’ execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

§6.          Conditions to Effectiveness.  The effectiveness of the amendments set forth in Section 3 of this Agreement and the waiver set forth in Section 5 of this Agreement are subject to the prior satisfaction, on or before May 28, 2008, of the following conditions precedent (the date of such satisfaction herein referred to as the “Fifth Amendment Effective Date”):

(a)           Representations and Warranties.  The representations and warranties of the Borrowers contained herein shall be true and correct.

(b)           No Event of Default.  After giving effect to the transactions contemplated by this Agreement, there shall exist no Event of Default or event or circumstance which, with the giving of notice and/or the lapse of time would result in an Event of Default.

(c)           Corporate or Limited Liability Company Action.  The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that all requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by the Borrowers of this Agreement and all other instruments and documents delivered by the Borrowers in connection herewith has been taken.

(d)           Delivery of this Agreement.  The Borrowers, the Administrative Agent and the Required Lenders shall have executed and delivered this Agreement and each

Guarantor shall have acknowledged its acceptance of or agreement to this Agreement and its ratification of the continuing effectiveness of its Guaranty.

(e)           Guarantor Reaffirmation.  Each of the Guarantors shall have reaffirmed their respective obligations under their respective Guaranty Agreements pursuant to reaffirmation agreements each in form and substance satisfactory to the Agent.

(f)            Payment of Expenses.  The Borrowers shall have paid to the Administrative Agent all amounts payable to the Administrative Agent under Section 7 hereof.

(g)           Amendment of Term Loan Agreement.  The Term Loan Agreement shall have been amended by an amendment in form and substance satisfactory to the Lenders.

§7.          Expenses, Etc.  Without limitation of the amounts payable by the Borrowers under the Loan Agreement and other Loan Documents, the Borrowers shall pay to the Administrative Agent and its counsel upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

§8.          Time is of the Essence; No Waivers by Lenders.  TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS OR OTHER PROVISIONS HEREIN.  Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lenders’ and Administrative Agent’s rights and remedies arising under the Loan Agreement or the other Loan Documents.

§9.          Governing Law.  This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws thereof applicable to conflicts of law and choice of law).

§10.        Effective Date.  The amendments set forth in Section 3 hereof shall become effective among the parties hereto as of the Fifth Amendment Effective Date.  Until the Fifth Amendment Effective Date, the terms of the Loan Agreement prior to its amendment hereby shall remain in full force and effect.  This Agreement is effective as to all provisions other than the amendments set forth in Section 3 hereof at the time that the Borrowers, the Administrative Agent and the Lenders have executed and delivered this Agreement.

§11.        Entire Agreement; Counterparts.  This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment of the provisions of the Loan Agreement or any Loan Document, except for any such contemporaneous agreement that has been set forth in writing and executed by the Borrowers, the Administrative Agent and the Required Lenders.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BORROWERS:

UNITED NATURAL FOODS, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President, CFO and Treasurer

UNITED NATURAL FOODS WEST, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

UNITED NATURAL TRADING CO.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

DISTRIBUTION HOLDINGS, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

SPRINGFIELD DEVELOPMENT, LLC

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

MILLBROOK DISTRIBUTION SERVICES INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

By:	/s/	Edgar Ezerins
Name:		Edgar Ezerins
Title:		SVP, Sr. Client Manager

LENDERS:

BANK OF AMERICA, N.A.,

By:	/s/	Edgar Ezerins
Name:		Edgar Ezerins
Title:		SVP, Sr. Client Manager

RBS CITIZENS, NATIONAL ASSOCIATION
(as successor by merger with Citizens Bank of
Massachusetts), individually and as Co-
Syndication Agent

By:	/s/	John D. Bobbin
Name:		John D. Bobbin
Title:		Vice President

U.S. BANK NATIONAL ASSOCIATION,
individually and as Co-Syndication Agent

By:	/s/	Mark A. Reinert
Name:		Mark A. Reinert
Title:		Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/	Brian Conway
Name:		Brian Conway
Title:		Vice President

FIRST PIONEER FARM CREDIT, ACA

By:	/s/	Thomas W. Cosgrove
Name:		Thomas W. Cosgrove
Title:		Vice President

WEBSTER BANK, NATIONAL ASSOCIATION
(f/k/a Webster Bank)

By:	/s/	John H. Frost
Name:		John H. Frost
Title:		Vice President

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/	Michael M. Diamond
Name:		Michael M. Diamond
Title:		Vice President

By:	/s/	George J. Ahlmeyer
Name:		George J. Ahlmeyer
Title:		Senior Vice President

ROYAL BANK OF CANADA, individually and
as Co-Documentation Agent

By:	/s/	Gardon MacArthur
Name:		Gardon MacArthur
Title:		Authorized Signatory

BMO CAPITAL MARKETS FINANCING,
INC., individually and as Co-Documentation
Agent

By:	/s/	C. Scott Place
Name:		C. Scott Place
Title:		Director

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK
BRANCH

By:	/s/	Theodore W. Cox
Name:		Theodore W. Cox
Title:		Executive Director

By:	/s/	Andrew Sherman
Name:		Andrew Sherman
Title:		Executive Director

JPMORGAN CHASE BANK, N.A.

By:	/s/	Donna M. Diforio
Name:		Donna M. Diforio
Title:		Vice President

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH

By:	/s/	Doreen Barr
Name:		Doreen Barr
Title:		Vice President

By:	/s/	Morenikeji Ajayi
Name:		Morenikeji Ajayi
Title:		Associate

Each of the undersigned Guarantors
acknowledges and agrees to the foregoing,
and ratifies and confirms in all respects
such Guarantor’s obligations under the
Guaranty Agreements:

NATURAL RETAIL GROUP, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

ALBERT’S ORGANICS, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

Schedule 1

Event of Default

The Event of Default that occurred under Section 11.1.5 of the Loan Agreement as a result of the Borrowers’ failure to comply with Section 9.3.1 of the Loan Agreement in respect of the Fixed Charge Coverage Ratio for the fiscal quarter ended April 30, 2008.